UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2009

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DUKE MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

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Delaware	333-132107	58-2667713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Third Avenue, Suite 1801

New York, NY 10022

 (Address of principal executive offices) (Zip Code)

(646) 218-1400

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 23, 2009, Duke Mining Company, Inc., a Delaware corporation (“we” or the “Company”) sold certain of its mine assets to Southwest Resources, Inc., a Delaware corporation (“Southwest”) pursuant to the terms of an Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, we assigned all right, title and interest to that certain lease arrangement (the “Lease”) dated November 14, 2008 by and between Premere Resources Corporation and the Company with respect to a 640 acre mining claim located in San Juan County, Utah on Utah School and Institutional Trust Lands Administration, more fully described as Mineral Claim # 50719, legal description as T29sR22E SL. Sec36 (the “Mineral Claim”) as well as all equipment, fixtures and furniture associated with the mineral claim (the “Acquired Assets”). In consideration of the Acquired Assets, Southwest assumed $823,706 of the Company’s outstanding debt and obligations, including $739,607 accrued under the terms of the Lease.

In connection with the transaction described above, we entered into a Consulting Services Agreement dated October 23, 2009 (the “Consulting Agreement”) with Southwest whereby we agreed to provide for a period of two years various consulting services to Southwest, including, but not limited to, evaluating financial and strategic alternatives and advising on appropriate measures to exploit the Mineral Claim. In consideration of the consulting services, Southwest issued to us 750,000 shares of its common stock (the “Shares”). The Shares are “restricted securities” as such term is defined in the Securities Act of 1933.

A copy of the Purchase Agreement, Assignment and Assumption Agreement and Consulting Agreement are included as Exhibits 10.1, 10.2 and 10.3 respectively to this Current Report and is hereby incorporated by reference.

All references to the Purchase Agreement and Consulting Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Item 2.01

Completion of Disposition of Assets

All information described in Item 1.01 above is hereby incorporated by reference.

Item 5.02

Departure of Principal Officers; Appointment of Principal Officers

(b) Resignation of Officers

Effective October 23, 2009, Jules Ringer resigned as our Chief Executive Officer. Mr. Ringer’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

(c) Appointment of Officers

Effective October 23, 2009, the Company appointed Richard Rosenblum as its Chief Financial Officer, Treasurer and Secretary

Mr. Rosenblum has been a Director of the Company since September 28, 2006.  Mr. Rosenblum has been a principal of Harborview Advisors, LLC since its inception in 2004. Mr. Rosenblum has been an active and productive force in the small and mid cap markets for over 16 years, advising, strategizing and raising over $400 million for both private and public companies during that time span. He previously was a Managing Director of Investment Banking for vFinance, Inc., a middle market investment banking and brokerage organization. Mr. Rosenblum has continued to provide advice, expertise and access to critical growth capital for emerging growth companies. Mr. Rosenblum sits on the Board of Directors of several companies, both public and private, and is active in fundraising for charitable causes. Mr. Rosenblum, born 1959, graduated from the State University of New York at Buffalo in 1981, Summa Cum Laude, with a degree in Finance and Accounting.

Mr. Rosenblum currently has no employment agreement with the Company.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement
10.2	Assignment and Assumption Agreement
10.3	Consulting Services Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE MINING COMPANY, INC.

Date:	October 29, 2009	By:	/s/ BENJAMIN MAYER
Benjamin Mayer President and Chairman of the Board